EXHIBIT 99.1

Upexi to Participate in Upcoming March Investor Conferences

TAMPA, FL., March 3, 2026 -- Upexi, Inc. (NASDAQ: UPXI) (“Upexi” or the “Company”), a leading Solana-focused digital asset treasury company and consumer brands owner, today announced that management will participate in the following March 2026 investor conferences. Full details for each conference can be found below.

Webull Digital Asset Treasury Crypto Webinar

Date: March 12, 2026, 1:40 PM ET

Speaker: Brian Rudick, Chief Strategy Officer

Type: Virtual Presentation

Webcast: https://ir.upexi.com/news-events/ir-calendar

38th Annual ROTH Conference

Date: March 22-24, 2026

Location: The Ritz-Carlton Laguna Niguel, Dana Point, CA

Attendees: Allan Marshall, Chief Executive Officer; Brian Rudick, Chief Strategy Officer

Type: Investor Meetings

To schedule a one-on-one meeting with Upexi’s management team, please email KCSA Strategic Communications at Upexi@KCSA.com.

About Upexi, Inc.

Upexi, Inc. (Nasdaq: UPXI) is a leading digital asset treasury company, where it aims to acquire and hold as much Solana (SOL) as possible in a disciplined and accretive fashion. In addition to benefiting from the potential price appreciation of Solana, the cryptocurrency of the leading high-performance blockchain, Upexi utilizes three key value accrual mechanisms in intelligent capital issuance, staking, and discounted locked token purchases. The Company operates in a risk-prudent fashion to position itself for any market environment and to appeal to investors of all kinds, and it currently holds over two million SOL. Upexi also continues to be a brand owner specializing in the development, manufacturing, and distribution of consumer products. Please see www.upexi.com for more information.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

Company Contact

Brian Rudick, Chief Strategy Officer

(203) 442-5391

brian.rudick@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Upexi@KCSA.com